Exhibit 10.5

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made and entered into effective August 30, 2023 (the “Amendment Effective Date”) between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and the Consenting Stockholders (as defined below). Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Company and each buyer identified on the signature pages thereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”) entered into the Securities Purchase Agreement dated as of July 7, 2023 (the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Company agreed to issue and sell, and each Buyer, severally and not jointly, agreed to purchase from the Company shares of Common Stock and the Warrants;

WHEREAS, pursuant to Section 7(e), the Securities Purchase Agreement may be amended in a written instrument signed by the Company, the Lead Investor, and Buyers which purchased at least 50% plus $1.00 of the Securities based on the Purchase Price paid thereunder (the Lead Investor and such Buyers, collectively the “Consenting Stockholders”); and

WHEREAS, the Company and the Consenting Stockholders desire to extend the date through which additional closings under the Securities Purchase Agreement are permitted from 30 days after the initial Closing Date to 60 days after the initial Closing Date.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 1(d) of the Securities Purchase Agreement shall be amended and restated as follows:

“Additional Closings. Until the date that is 90 days after the initial Closing Date, additional parties (“Additional Buyers”) may sign a signature page to this Agreement and thereby agree, severally and not jointly, to purchase Shares, Pre-Funded Warrants and/or Common Warrants as set forth on such Additional Buyers’ respective signature pages, and the Company may sell and issue such Securities to such Additional Buyers, all upon the same terms and conditions as the other Buyers hereunder, including the provisions set forth in Sections 1(a)-(c); such Additional Buyers shall be considered “Buyers” hereunder for all purposes beginning at the time each such Additional Buyer completes the purchase of Shares, Pre-Funded Warrants and/or Common Warrants (each such time, an “Additional Closing”); and the conditions set forth in Sections 2(b), 3, 5 and 6 shall apply to each Additional Closing as if the references to “Closing” or “Closing Date” in such sections refer to such Additional Closing, as applicable.”

2. Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof, including Section 7(a) regarding governing law. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR BUYER FOLLOWS]

[BUYER SIGNATURE PAGES TO AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer:

Signature of Authorized Signatory of Buyer:

Name of Authorized Signatory:

Title of Authorized Signatory: